Exhibit 5.1

811 Main Street, Suite 3700 Houston, TX 77002 Tel: +1.713.546.5400 Fax: +1.713.546.5401 www.lw.com
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April 15, 2026

Merlin, Inc.

129 South Street

Boston, MA 02111

Re: Merlin, Inc. – Registration Statement on Form S-1

To the addressee set forth above:

We have acted as special counsel to Merlin, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to:

A.	the registration of the issuance, in each case, by the Company of:

i.	up to 35,112,293 shares of common stock, par value $0.0001 per share (the “Common Stock”), issuable upon conversion of 10,244,861 shares of 12.0% Series A Cumulative Convertible Preferred Stock, par value $0.0001 per share, of the Company (the “Series A Preferred Stock”) (assuming, solely for this purpose, a $5.00 conversion price and taking into account accrued interest through April 3, 2029, the “Primary Preferred Shares”);

ii.	up to 24,248,102 shares of Common Stock that are issuable by the Company upon the exercise of certain common stock purchase warrants (the “Series A Warrants”) (assuming, solely for this purpose, a $5.00 exercise price, the “Primary Warrant Shares”);

iii.	75,000 shares of Common Stock issuable to Cohen & Company Securities, LLC, pursuant to that certain engagement letter, dated as of March 10, 2026 (the “Primary CCS Shares”);

iv.	25,000 shares of Common Stock issuable to Outside The Box Capital Inc., pursuant to that certain engagement letter, dated as of March 6, 2026 (the “Primary OTB Shares”); and

v.	7,353,388 shares of Common Stock issuable upon the exercise of options to purchase Common Stock (the “Option Shares” and, such securities described in clauses (i) through (v) collectively, the “Primary Securities”); and

April 15, 2026

B.	the registration of the offer and sale, from time to time, in each case, by the selling securityholders of the Company named in the Registration Statement (the “Selling Securityholders”) of up to:

i.	157,700,431 shares of Common Stock of the Company held by or issuable to certain holders entitled to resale registration rights pursuant to the Amended and Restated Registration Rights Agreement, dated as of March 16, 2026, including:

a.	8,800,833 shares of Common Stock held by Bleichroeder Sponsor 1 LLC (the “Resale Sponsor Shares”);

b.	up to 35,112,293 shares of Common Stock issuable to certain Selling Securityholders upon conversion of 10,244,861 shares of Series A Preferred Stock issued as consideration to the holders of certain pre-funded convertible notes (assuming, solely for this purpose, a $5.00 conversion price and taking into account accrued interest through April 3, 2029, the “Resale Preferred Conversion Shares”);

c.	up to 24,248,102 shares of Common Stock issuable to certain Selling Securityholders upon the exercise of Series A Warrants issued as consideration to the holders of certain pre-funded warrants (assuming, solely for this purpose, a $5.00 exercise price, the “Resale Warrant Shares”);

d.	up to 39,313,276 shares of Common Stock issuable to certain Selling Securityholders upon conversion of 11,470,590 shares of Series A Preferred Stock purchased by certain investors (assuming, solely for this purpose, a $5.00 conversion price and taking into account accrued interest through April 3, 2029, the “Resale PIPE Preferred Conversion Shares”);

e.	up to 26,529,418 shares of Common Stock issuable to certain Selling Securityholders upon exercise of certain Series A Warrants (assuming, solely for this purpose, a $5.00 exercise price, the “Resale PIPE Warrant Shares”); and

f.	23,696,509 shares of Common Stock issued as consideration to holders of certain pre-funded convertible notes (the “Resale Convertible Notes Shares”);

ii.	736,744 shares of Series A Preferred Stock held by certain Selling Securityholders (the “Resale Pre-PIPE Preferred Stock”); and

iii.	760,232 Series A Warrants held by certain Selling Securityholders (the “Resale Pre-PIPE Warrants” and, such securities described in clauses (i) through (iii) collectively, the “Resale Securities”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus or prospectus supplement (collectively, the “Prospectus”), other than as expressly stated herein with respect to the offer, sale, or issuance of the Primary Securities or the Resale Securities, respectively.

April 15, 2026

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the effect on the subject transaction only of the federal laws of the United States and the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to the applicability to the opinions expressed herein, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

Except as otherwise stated herein, our opinions herein are based upon our consideration of only those statutes, rules and regulations that, in our experience, are normally applicable to registered public offerings of common stock. We express no opinion as to any state or federal laws or regulations applicable to the subject transactions because of the legal or regulatory status of any parties to the Warrant Agreements (as defined below) or the legal or regulatory status of any of their affiliates.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. The Primary Preferred Shares and the Resale Preferred Conversion Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

2. The Primary Warrant Shares and the Resale Warrant Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

3. When the Primary CCS Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the recipients thereof, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Registration Statement, the issuance of the Primary CCS Shares will have been duly authorized by all necessary corporate action of the Company, and the Primary CCS Shares will be validly issued, fully paid and nonassessable.

4. When the Primary OTB Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the recipients thereof, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Registration Statement, the issuance of the Primary OTB Shares will have been duly authorized by all necessary corporate action of the Company, and the Primary OTB Shares will be validly issued, fully paid and nonassessable.

5. The Option Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

April 15, 2026

6. The Resale Sponsor Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

7. When the Resale PIPE Preferred Conversion Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the recipients thereof, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Registration Statement, the issuance of the Resale PIPE Preferred Conversion Shares will have been duly authorized by all necessary corporate action of the Company, and the Resale PIPE Preferred Conversion Shares will be validly issued, fully paid and nonassessable.

8. When the Resale PIPE Warrant Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the applicable Series A Warrant holders, and have been issued by the Company upon exercise of the Series A Warrants resulting in the issuance of the Resale PIPE Warrant Shares against payment therefor (not less than par value) in the manner contemplated by the Registration Statement, the Series A Warrants and the Warrant Agreements, the issuance of the Resale PIPE Warrant Shares will have been duly authorized by all necessary corporate action of the Company, and the Resale PIPE Warrant Shares will be validly issued, fully paid and nonassessable.

9. The Resale Convertible Notes Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

10. The Resale Pre-PIPE Preferred Stock has been duly authorized by all necessary corporate action of the Company and is validly issued, fully paid and nonassessable.

11. The Resale Pre-PIPE Warrants have been duly authorized by all necessary corporate action of the Company and are in accordance with the terms of the Series A Warrants and the applicable purchase or warrant agreements relating to the Series A Warrants (collectively, the “Warrant Agreements”).

In rendering the foregoing opinions, we have assumed that (i) at or prior to the time of the delivery of any Primary Securities or Resale Securities, as applicable, the Registration Statement will have been declared effective under the Act and that the registration will apply to all of the Primary Securities and Resale Securities, and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the offer, sale or issuance of such Primary Securities and Resale Securities, as applicable, and (ii) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

Our opinions are subject to: (a) the effects of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors; (b) (1) the effects of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), (2) concepts of materiality, reasonableness, good faith and fair dealing, and (3) the discretion of the court before which a proceeding is brought; and (c) the invalidity, under certain circumstances under law or court decisions, of provisions for the indemnification or exculpation of, or contribution to, a party with respect to a liability, where such indemnification, exculpation or contribution is contrary to public policy.

April 15, 2026

We express no opinion with respect to (i) consents to, or restrictions upon, governing law, jurisdiction, venue, service of process, arbitration, remedies or judicial relief; (ii) advance waivers of claims, defenses, rights granted by law, notice or opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law or other procedural rights; (iii) waivers of broadly or vaguely stated rights; (iv) covenants not to compete; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations including, without limitation, with respect to value determinations; (vii) grants of setoff rights; (viii) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety and provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation; (ix) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (x) proxies, powers and trusts; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any agreement, right or property; (xii) provisions for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (xiii) provisions permitting, upon acceleration of any indebtedness, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (xiv) any “swap” (as such term is defined in the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act”)), including any guarantee thereof, by any party that is not an “eligible contract participant” (as such term is defined in the Commodity Exchange Act) or any provision of any document that purports to share the proceeds of any guarantee or collateral provided by any party that is not an eligible contract participant with the provider of any such swap or the effect of such sharing provisions on the opinions expressed herein; and (xv) the severability, if invalid, of provisions to the foregoing effect.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) under the Act with respect to the Primary Securities and Resale Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP